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CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Post-Effective Amendment No. 1 to the registration statement on Form N-2 (Securities Act File No. 33-37819) of our report dated November 12, 1997, relating to the financial statements and financial highlights of Prime Income Trust, which appears in such Prospectus. We also consent to the references to us under the headings "Financial Highlights" and "Experts" in such Prospectus.

/s/ PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP
1177 Avenue of the Americas
New York, New York 10036
December 19, 1997